WALKERS
                                Attorneys-at-Law

                          P.O. Box 265GT, Walker House,
                          Grand Cayman, Cayman Islands
                     Tel: (345) 949-0100 Fax: (345) 949-7886
                           Email: info@walkers.com.ky





August 29, 2001                                      Our Ref: HOL/pe/V0141-25104



International Financial Group Inc.
P.O. Box 10098 APO
Grand Pavilion Commercial Centre
West Bay Road, Grand Cayman, Cayman Islands

F.A.O.: The Board of Directors


Dear Sirs,

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in relation to International Financial Group Inc. (the "Company").

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:

1. The Company is an exempted company duly incorporated and validly existing under the laws of the Cayman Islands.

2. The authorised share capital of the Company is US$50,000 divided into 50,000,000 ordinary shares of a nominal or par value of US$0.001 each. According to the Register of Members of the Company provided to us by Corporate Stock Transfer, Inc. on 29 August 2001, 20,000,000 ordinary shares (the "Ordinary Shares") are issued and outstanding to IFG World Holdings Inc.

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3.   The issue of the Ordinary  Shares has been duly  authorised  by the Company and the Ordinary Shares have been validly issued to IFG World Holdings Inc., as fully paid.

4. According to the Register of Directors and Officers of the Company provided to us by the Company, Mr Kevin Mellor is listed as a Director and as the President of the Company.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent, except that we consent that a copy of this opinion may be included as an exhibit to the Company's Amendment No. 3 to Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.


                                                          Yours faithfully,

                                                         Signed by: Walkers


                                                           WALKERS

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                                   Schedule 1


                           List of Documents Examined


(1)  the Memorandum and Articles of Association of the Company;

(2) an executed copy of written resolutions of the Directors of the Company dated 13th March, 2000, 14th June 2000 and 7th March 2001 (the "Directors Resolutions");

(3) the Register of Directors and Officers and the Register of Members of the Company;

(4) an executed copy of the written ordinary resolution of the sole shareholder of the Company dated 14th April 2000 resolving to subdivide the authorised share capital of the Company from US$50,000 divided into 50,000 ordinary shares of a nominal or par value of US$1.00 to US$50,000 divided into 50,000,000 ordinary shares of a nominal or par value of US$0.001 (the "Shareholder's Resolution");

(5) such other documents as we have considered necessary for the purposes of rendering this opinion.







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                                   Schedule 2


                                   Assumptions


The opinions hereinbefore given are based upon the following assumptions:

1. All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed, that all copies are complete and conform to their original.

2. The Minute Book of the Company provided to us by the Company contains a complete and accurate record of the business transacted by it.

3. The copies of the Memorandum and Articles of Association, Register of Directors and Officers and Register of Mortgages and Charges provided to us by the Company and the copy of the Register of Members provided to us by Corporate Stock Transfer, Inc. on 29 August 2001, are true and correct copies of the originals of the same and that all matters required by law to be recorded therein are so recorded.

4. The Directors Resolutions were duly adopted in accordance with the Articles of Association of the Company.



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